As filed with the Securities and Exchange Commission on January 27, 2006
                                                      Registration No. 333-07811
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   Post-Effective Amendment No. 1 to Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                IVAX CORPORATION
             (Exact name of registrant as specified in its charter)

            Florida                                            65-0507804
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                             4400 Biscayne Boulevard
                              Miami, Florida 33137
                    (Address of Principal Executive Offices)

           ----------------------------------------------------------
                     IVAX Corporation 1994 Stock Option Plan
                            (Full title of the plans)
           ----------------------------------------------------------

                                Richard S. Egosi
                       c/o Teva Pharmaceuticals USA, Inc.
                                 425 Privet Road
                           Horsham, Pennsylvania 19044
                                 (215) 293-6400
 (Name, address and telephone number, including area code, of agent for service)

           ----------------------------------------------------------

                                    Copies to
                              PETER H. JAKES, Esq.
                            JEFFREY S. HOCHMAN, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000

           ----------------------------------------------------------

                       -----------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

                       -----------------------------------

     3,055,226 shares of common stock of IVAX Corporation, par value $0.10 per share (the "Common Stock"), giving effect to the 3-for-2 stock split of the Common Stock in February 2000, the 5-for-4 stock split of the Common Stock in May 2001 and the 5-for-4 stock split of the Common Stock in August 2004, previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration. Such Common Stock represents all the securities remaining unsold under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, January 27, 2006.


                                        IVAX CORPORATION

                                        By: /s/ George S. Barrett
                                            ------------------------------
                                             George S. Barrett
                                             President (Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Name                                    Title(s)                           Date
                ----                                    --------                           ----
/s/ George S. Barrett             President (Chief Executive Officer) and Director  January 27, 2006
----------------------------
     George S. Barrett

/s/ Mark W. Durand                  Chief Financial Officer (Principal Financial    January 27, 2006
----------------------------         Officer and Principal Accounting Officer)
      Mark W. Durand

/s/ William S. Marth                                  Director                      January 27, 2006
----------------------------
     William S. Marth

/s/ Richard S. Egosi                                  Director                      January 27, 2006
----------------------------
     Richard S. Egosi
